Exhibit 10.7
CUMMINGS PROPERTIES, LLC
STANDARD FORM
COMMERCIAL LEASE
12020630-RSY-B
     In consideration of the covenants herein contained, Cummings Properties, LLC (“LESSOR”), does hereby lease to BioTrove, Inc. (a DE corp.), 620 Memorial Drive, Cambridge, MA 02139 (“LESSEE”), the following described premises (“the leased premises”): approximately 19,359 square feet (including 0.3% common area) at 10-J and 10-K Gill Street, Woburn, MA 01801, TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on April 1, 2003 and ending at noon on March 30, 2008 unless sooner terminated as herein provided, LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises or any portion thereof.
     1. RENT. LESSEE shall pay to LESSOR base rent at the rate of five hundred sixty two thousand nine hundred fifty nine (562,959) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $46,913.25 on the first day in each calendar month. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made *. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index., All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 2003 which figure shall be compared with the figure for November 2003 and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event the Consumer Price Index as presently computed is discontinued as a measure of “Cost of Living” changes, any adjustment shall then be made on the basis of a comparable index then in general use.
*as provided in Paragraph 0 of the Rider to Lease.
     2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of one hundred seventy thousand seven hundred (170,700) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE’s performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however,* LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE’S occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall restore said deposit forthwith. LESSEE’s failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month’s rent, LESSOR may declare this lease null and void for failure of consideration.
*following written notice and an opportunity to cure as provided below,
     3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices, laboratory space, research and development and light manufacturing
     4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within * days after receipt of any invoice from LESSOR, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2002.
*20
     5. UTILITIES. LESSOR shall provide equipment per LESSOR’s building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate from time to time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.
     6. COMPLIANCE WITH LAWS. LESSEE acknowledges* that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker’s Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE’s use and occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.
*to the best of its knowledge
     7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within * days of its intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ** days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE’s property or equipment.
*15          **60
     8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation from time to time made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’s insurer, or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE’s use of the leased premises* LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours**, or cause or allow the utilities serving the leased premises to be terminated. **unless LESSEE continues to pay rent or otherwise comply with its obligations under this lease,
     9. SIGNS. LESSEE, at LESSEE’S expense, shall erect promptly upon commencement of this lease, and then maintain signage for the leased premises in accordance with building standards for style, size, location, etc. now or hereafter made by LESSOR LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location LESSOR may at LESSEE’s expense remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease
8. *for a use other than set forth in Section 3 above

10. *, including the roof of the building, parking areas and outdoor landscaping and lawns, and outdoor lighting
     10. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises*and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE ~~or others~~, and chemical, corrosion, or water damage from any source*.* LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in with LESSOR’s written consent during the term of this lease, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises*** ~~are now~~ in good order and the light bulbs and glass whole. LESSEE shall at all times properly control and vent all solvents, degreasers, radioactive materials, smoke, odors, and any other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area as defined below to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines or any other portion of the building which results from ****the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or Masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR’s expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. ~~Any~~***** increase in air conditioning equipment or electrical capacity, or any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is necessitated by some specific aspect of LESSEE’s use of the leased premises, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’s sole responsibility, at LESSEE’s expense, and subject to LESSOR’s prior written consent. All maintenance provided by LESSOR shall be during LESSOR’s normal business hours*.
*except LESSOR’s negligence
***upon delivery will be
****inappropriate
*****After delivery of the leased premises, any
     11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other entity or individual to occupy the whole or any part of the leased premises without LESSOR’s prior written consent in each and every instance. *In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective** tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or subletting, an additional security deposit shall be paid to and held by LESSOR. In the event LESSEE notifies LESSOR in writing of its desire to assign or sublet the leased premises, LESSOR shall have the option to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE.*** Notwithstanding LESSOR’s consent to any assignment or subleasing, LESSEE ~~and GUARANTOR~~ shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease.
*, which consent shall not be unreasonably withheld **(a party with whom LESSOR has dealt in the previous six months)
     12. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations with LESSOR’s prior written consent.* All such allowed alterations shall be at LESSEE’s expense and shall conform with LESSOR’s construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, including any maintenance or repairs LESSEE is required but has failed to do, LESSEE will promptly pay any just invoice. LESSEE shall obtain a lien waiver from any contractor it employs prior to commencement of any work. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR’s building standard unless noted otherwise. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs, or walkways, or otherwise alter common areas or the exterior of the building, provided such changes do not materially interfere with LESSEE’s use of the leased premises.
*, which consent shall not be unreasonably withheld
     13. LESSOR’S ACCESS. LESSOR and its agents and designees may at any reasonable time*enter to view the leased premises; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, to make repairs which LESSEE is required but has failed to do.
*upon reasonable notice subject to reasonable security requirements
     14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE’s employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for claims arising out of LESSOR’s negligence.
     15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (herein collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE’s employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building. No unattended parking* will be permitted between 7:00 PM and 7:00 AM without LESSOR’s prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE’s employees, agents, callers or invitees, at any time. LESSOR does not provide and shall not be responsible for providing any security services.
*(i.e. parking where the driver of a vehicle is not readily available at the leased premises)
     16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising, and damage to property, including damage by fire or other casualty, to whomsoever belonging, arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney’s fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage ~~directly~~ resulting from the ~~sole~~ negligence of LESSOR.*
* or OWNER
     17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 in the case of any one accident involving bodily injury (including death), and $1,000,000 against any claim for damage to property. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be considered excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured. In the event LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance at LESSEE’s expense.
     18. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease,* and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.** In the event either party elects to employ a broker or third person on its behalf for any extension, renewal, or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker or third person.
*except Tamie Thompson of Spaulding & Slye Colliers whom LESSOR win pay a commission in accordance with LESSOR’s standard fee schedule
     19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such *written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.
* reasonable
11. ***, and the security deposit shall be returned to LESSEE in accordance with Section 2 above

     20. DEFAULT AND ACCELERATION OF RENT. In the event that, (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s property: (b) LESSEE shall default in the observance or performance of any of LESSEE’s* covenants, agreements, or obligations hereunder, and such default shall not be corrected** Within ~~10*~~** days after written notice thereof, or (c) LESSEE vacates the leased premises,**** then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE’s effects, without being guilty of any manner of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR’s agent for goods and/or services or other sum herein specified, and such default shall continue for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the entire balance of rent due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If any rent or other payment is not received by LESSOR within ~~five~~***** days after such payment is due, then LESSEE shall pay LESSOR a late charge equal to one percent of such overdue payment or $35, whichever is greater. LESSEE shall also pay LESSOR interest at the rate of 18 percent per annum on any payment from LESSEE to LESSOR which is past due.
**or, in the event such default cannot be cured within said 30-day period, LESSEE shall not have commenced to cure and be diligently proceeding to cure *material ***30
     21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR’s last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.
     22. OCCUPANCY. In the event that LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants from the date upon which it takes possession. LESSEE shall not remove LESSEE’s goods or property from the leased premises other than in the ordinary and usual course of business, without *~~having first paid LESSOR all rent which may become due during the entire term of this lease. LESSOR may require LESSEE to relocate to another similar facility upon prior written notice to LESSEE and on terms comparable to these herein~~. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR’s then current published rent for the leased premises, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and is of greater rental value. LESSEE’s control or occupancy of all or any part of the leased premises beyond ~~noon~~** on the last day of any monthly rental period shall constitute LESSEE’s occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR’s acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE’s status as a tenant at sufferance.
*continuing to pay rent and otherwise comply with its obligations under this lease
**6:00 PM
     23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’s insurer or any similar entity. LESSOR shall maintain the fire alarm system supplied by LESSOR.
     24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE’s expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’s expense by whichever disposal firm LESSOR may designate from time to time. ~~Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any costs associated therewith.~~
     25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. LESSEE agrees to maintain efficient and effective devices for preventing damage to plumbing and heating equipment from solvents, degreasers. cutting oils, propellants, acids, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time*, and LESSEE shall be solely responsible for any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.
*except in full compliance with any applicable statutes, regulations, bylaws and the like
     26. RESPONSIBILITY. *~~Neither~~ LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage, flooding or escape of water in any form or from any source, or for the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, or due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the building, or due to any change in any utility or service provider, or any cause beyond LESSOR’s immediate control.
*Subject to Sections 16 and 17 above, neither
     27. SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE’s goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith,* and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices,** partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, ~~telephone wiring, telephone equipment.~~ air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving ~~or signs~~ attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment* which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear only excepted. Any of LESSEE’s property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at he sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’S expense, retain same under LESSOR’s control, sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder or destroy same*** in no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties notwithstanding the delivery of any keys to LESSOR.
*except LESSEE’s equipment which contains its trade secrets
**permanent
****without continuing to pay rent and otherwise comply with its obligations under this lease,
*****10

     28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises. LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE’s intended use. (i)* LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE’s sole remedy. (j) Neither the submission of this lease form or any amendment hereof, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option or receive LESSOR’s consent as provided for herein if LESSEE is at that time in** default of any terms or conditions hereof. (I) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease. (o) LESSOR, LESSEE, OWNER ~~and GUARANTOR~~ hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease. (p) LESSEE shall pay LESSOR for*** legal and administrative expenses incurred by LESSOR in connection with any consent requested by LESSEE or in enforcing any or all obligations of LESSEE under this lease. (q) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use, or alteration of the building, its facilities and approaches and for the administration of this lease, and will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. (r) See attached Rider to Lease for additional provisions.
*	Subject to the Rider to Lease,

**	material

***	reasonable
     [29. This Paragraph Does Not Apply.]
     30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE’s obligations are joint or partnership and also several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.
     [31. This Paragraph Does Not Apply.]
     IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 21st day of January, 2003.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ Douglas Stephens	By:	/s/ Colin Brenan
	Duly authorized		Duly authorized
Print name: Colin Brenan
President & C.E.O.

12020630-RSY-14
CUMMINGS PROPERTIES, LLC
STANDARD FORM
RIDER TO LEASE
The following additional provisions are incorporated into and made a part of the attached lease:
     A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease the provisions of this Rider shall govern.
     [B. THIS PARAGRAPH DOES NOT APPLY.]
     [C. THIS PARAGRAPH DOES NOT APPLY.]
     D. REMEDIES. Notwithstanding Section 20 above, in the event the entire balance of rent due under this lease becomes due and payable as liquidated damages, said amount shall be discounted to its net present value as of the date of LESSOR’s notice of default, using the published prime rate then in effect. Furthermore, LESSEE’s covenants under this lease shall be independent of LESSOR’s covenants, and LESSOR’s failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease,* shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease.
*	but excluding a failure to perform that constitutes a constructive eviction,
     E. PARKING. LESSEE shall be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building (based on square footage leased by LESSEE as compared with the total leasable square footage of the building). The number of spaces used by LESSEE’s employees, agents and invitees shall not at any time exceed LESSEE’s proportionate share of the total spaces for the building. For purposes of determining LESSEE’s compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the number of persons who are then present at the leased premises.
     F. RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE’s property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.
     [G. THIS PARAGRAPH DOES NOT APPLY.]
     H. Notwithstanding the commencement date of this lease, the parties acknowledge and agree that 10-K Gill Street is presently occupied by third parties. Upon full execution of this lease and full payment of the security deposit, LESSOR will use reasonable efforts to obtain possession of said premises from the existing tenants in sufficient time so that the modifications to the leased premises described below may be substantially completed by March 21, 2003. In the event that LESSOR fails for any reason to obtain, within one week after the date of LESSEE’s execution of this lease and the mutually agreed upon plan and specifications dated January 14, 2003 attached hereto, adequate assurances, satisfactory to LESSE in its reasonable discretion, for timely possession of said premises, LESSOR shall so notify LESSEE in writing, and LESSEE may within five days thereafter elect to terminate this lease by written notice to LESSOR, in which event the security deposit and any other amounts paid by LESSEE to LESSOR shall be refunded, this lease shall terminate, and neither party shall be further obligated hereunder.

12020630-RSY-14
RIDER TO LEASE
(Continued)
     I. * Notwithstanding monthly rent as provided in Section l above, LESSEE may deduct $2,086.50 per month from each monthly rental payment due from April l, 2003 through March 30, 2005 (only), provided LESSEE is not in default of the lease or in arrears of any rent or invoice payments. Time is of the essence.
     J. LESSOR, at a cost incorporated in the base rent, shall use all best reasonable efforts to substantially complete modifications to the leased premises according to the attached plan and specifications dated January 14, 2003 (“LESSOR’s work”) on or before March 21, 2003. Notwithstanding the commencement date of this lease, upon substantial completion of LESSOR’s work, LESSEE may take possession of the leased premises and rent shall commence, and the discount provided in Paragraph I above shall be prorated for any rent due prior to April 1, 2003.
     K. Either party shall have the option to cancel this lease if LESSOR fails for any reason to commence LESSOR’s work on or before February 3, 2003, by serving the other party with written notice to that effect on or before February 7, 2003. All monies paid by LESSEE hereunder shall then be refunded to LESSEE, this lease shall terminate, and neither party shall be further obligated hereunder. LESSOR agrees that upon its commencement of LESSOR’s work it shall continue such work with best efforts. Time is of the essence.
     L. LESSOR’s failure to deliver possession on or before March 21, 2003 shall not affect the validity of this lease or the obligations of LESSEE under this lease, except, however, the payment of rent shall not commence until LESSOR’s work is substantially complete (except for punch list items). Moreover, if LESSOR’s work is not substantially complete by March 21, 2003, LESSEE shall be entitled to a credit of $750 per day from March 22, 2003 through April 4, 2003, and a credit of $1,500 per day thereafter until April 28, 2003, which credits shall be applied against future rent and shall terminate when LESSOR’s work is substantially complete. In the alternative, in the event LESSOR substantially completes LESSOR’s work prior to March 21, 2003, LESSEE shall pay, in addition to monthly rent, a rent premium of $750 per day until March 21, 2003. Moreover, in the event LESSOR is unable to deliver possession on or before April 28, 2003, LESSEE shall have the option to terminate this lease without penalty by giving LESSOR written notice to that effect on or before May 1, 2003, whereupon neither party shall have any further obligation to the other and all monies paid by LESSEE hereunder shall be refunded. This abatement of rent, rent credit and termination of the lease shall be LESSEE’s sole and exclusive remedies for any failure by LESSOR to deliver possession as provided herein. In the event LESSEE in any way delays LESSOR in such a way that LESSOR is actually delayed in delivering possession (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s work, any delay in LESSEE providing information to LESSOR for any permits or plans and any interference by LESSEE or LESSEE’s contractor with LESSOR’s work), there shall be no abatement of rent or rent credit for the period of delay, and the above dates for substantial completion, delivery, rent premium and credits and notice of termination shall be extended by the length of such delay. Time is of the essence.
     M. During LESSOR’S work, LESSEE and its consultant shall be entitled to inspect the leased premises on a weekly basis, provided LESSEE does not interfere in any way with the progress of LESSOR’s work. Upon substantial completion, LESSEE and its consultant shall be entitled to inspect LESSOR’s work together with LESSOR, and the parties shall mutually agree upon a punch list of items to be completed. LESSOR shall then use reasonable efforts to complete the punch list items, to the reasonable satisfaction of LESSEE, 30 days after the list is compiled.
     N. LESSOR agrees that LESSOR’s work shall be completed in a good and workerlike manner and in compliance with applicable laws. LESSOR shall warrant LESSOR’s workmanship and any materials LESSOR supplies for 90 days after substantial completion and shall assign any manufacturers’ warranties to LESSEE on a non-exclusive basis. “Substantially complete”, as used in this lease, shall mean the leased premises are substantially in compliance with the attached plans and specifications, LESSOR has obtained a temporary or permanent certificate of occupancy for LESSOR’s work, and LESSOR’s work is complete to such a degree that LESSEE may use and occupy substantially the entire leased premises for its intended use, in the reasonable judgment of both parties.

12020630-RSY-14
RIDER TO LEASE
(Continued)
     P. At any one time during the term of this lease, provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have the option to lease larger similar space of approximately 30,000 to 38,000 square feet. LESSEE shall give LESSOR written notice of such requirement for larger space, and shall then execute LESSOR’s then current standard form lease with changes comparable to those herein or amendment to lease for such larger space in the same or other buildings of LESSOR at LESSOR’s then current published rates for a term equivalent to the initial term of this lease within one week after LESSOR’s written notice to LESSEE that said larger space will be available. If LESSOR does not offer such larger similar space within six months after receipt of written notice from LESSEE, then LESSEE shall have the option within 30 days thereafter to terminate the unexpired portion of this lease, without penalty, by serving LESSOR with 30 days written notice to that effect. Cancellation of the lease shall be LESSEE’s exclusive remedy for any failure by LESSOR to offer such larger similar space or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.
     Q. LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, an entity which is formed as a result of a merger or consolidation involving LESSEE, or an entity which purchases all or substantially all of LESSEE’s assets, without further consent from LESSOR, provided LESSEE serves LESSOR with prior written notice to that effect, together with all required certificates of insurance from the assignee. The provisions of Section 11 shall govern said assignment in all other respects.
     R. * LESSOR represents and warrants that OWNER is the sole and exclusive owner of the leased premises, holding good and clear record and marketable title thereto, free from encumbrances, except for encumbrances that will not adversely affect LESSEE’s use and enjoyment of the leased premises for the purposes permitted hereunder.
     S. LESSEE’s agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee’s agreement that LESSEE’s possession will not be disturbed so long as LESSEE is not in material default in the payment of rent or other covenants or obligations hereof.
     T. * LESSEE shall reasonably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations of this lease.
     U. * LESSEE shall have access to the leased premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks in that regard.
     V. * With reference to Section 25 above, no hazardous materials or hazardous wastes shall be used, processed, stored, or disposed of in any manner or form within the leased premises or any extension thereof in violation of any applicable local, state, or federal law, rule or regulation. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR harmless from any and all liability, damage or personal injury associated with any use, processing, storage, or disposal of such materials.
     W. Prior to the termination date of this lease, LESSEE, at LESSEE’s sole expense, shall engage an independent and certified industrial hygienist (“the CIH”) to prepare a decontamination work plan for the leased premises in accordance with all CIH professional standards and all applicable laws to address all conditions arising out of LESSEE’s tenancy. LESSEE shall provide a copy of said plan to LESSOR. LESSEE shall then complete all measures specified in said plan, including cleaning and testing all surfaces and other building
     X. Prior to delivery of the leased premises, LESSOR shall provide LESSEE with certification by a CIH that, based on information available to LESSOR and the CIH concerning the operations of the current occupants of the leased premises, the leased premises are free from any harmful chemical, biological or other contamination arising out of the current occupants’ tenancy, in accordance with all applicable CIH professional standards and all applicable laws. Said certification shall confirm the clean condition of all ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, casework, all other surfaces, and the indoor air quality at the leased premises, excluding any equipment, furniture, or furnishings that LESSEE may purchase from the current occupants, and shall specify that there are not restrictions on future use and occupation by others based on information available to LESSOR concerning the current occupants’ use.

12020630-RSY-14
RIDER TO LEASE
(Continued)
components recommended therein. The CIH shall certify that as of the termination date of this lease, the entire leased premises and any extension thereof used in any way by LESSEE are free from any harmful chemical, biological or other contamination arising out of LESSEE’s tenancy, in accordance with all applicable CIH professional standards and all applicable laws. Said certification shall confirm the clean condition of all ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, casework, all other surfaces, and the indoor air quality at the leased premises, and shall specify that there are no restrictions on future use and occupation by others, all based on LESSEE’s use. This certification and any required and recommended cleaning shall be completed prior to the termination of this lease. Time is of the essence.
     Y. LESSEE’s maintenance obligations as provided in Section 10 above specifically include, but are not limited to, at least usual and customary maintenance and cleaning of all plumbing drains, vents and grease traps, as well as air vent filters, and all other maintenance necessitated by LESSEE’s use and operation of the leased premises. In addition, LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for normal office and industrial use, and any additional maintenance or additional equipment necessitated by LESSEE’s use and operation of the premises shall be at LESSEE’s sole expense.
     Z. LESSEE shall notify LESSOR in writing 30 days prior to the expiration of the lease term of LESSEE’s compliance with its inspection and maintenance obligations as stated above.
     AA. * The preceding two paragraphs regarding LESSEE’s responsibility for maintenance of the premises are a key consideration of this lease.
     BB. Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payment, LESSEE shall have two options to extend this lease, including all terms, conditions, escalations, etc., each for one additional period of three years (“the first option term” and “the second option term” respectively or collectively “the option terms”) by serving LESSOR with written notice of its desire to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than 6 months prior to the expiration of the then current lease term. Time is of the essence.
     CC. Notwithstanding the provisions of Section 1, annual base rent during the option terms shall be recalculated at LESSOR’s published annual rental rate less two dollars per square foot as of the commencement of the applicable option term for similar space, but shall in no case be less than the annual base rent, plus all “Cost of Living” adjustments, that would otherwise be in effect as of the commencement of the applicable option term. The base month from which to determine the amount of each “Cost of Living” adjustment during the first option term shall then be changed to January 2008, the “comparison” month shall be changed to November 2008, and the first adjustment during the first option term shall take place with the rent due on January 1, 2009. The base month from which to determine the amount of each “Cost of Living” adjustment during the second option term shall be changed to January 2011, the “comparison” month shall be changed to November 2011, and the first adjustment during the second option term shall take place with the rent due on January 1, 2012. Section 1 shall continue to apply in all other respects during the option terms.

12020630-RSY-14
RIDER TO LEASE
(Continued)
     DD. In the event LESSOR approves a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the 10th of each month during the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month, less any out-of-pocket expenses incurred by LESSEE in subleasing or assigning. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises. LESSEE shall not be obligated to make any such monthly payment to LESSOR for any month in which LESSEE does not receive its payment.
     EE. Except in the case of an emergency and subject to Section 13 above, LESSOR’s access to the leased premises will be at such times as will not unreasonably interfere with the normal business operations of LESSEE.
     FF. LESSOR consents to LESSEE’s access to the roof of the building for maintenance of non-building standard HVAC and mechanical equipment serving the leased premises (only). LESSEE further agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR, which shall not be unreasonably withheld. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury associated in any way with the activities of LESSEE and LESSEE’s agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE’s equipment on the roof, except for any location or installation by LESSOR, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane from whatever cause.
     GG. In lieu of the $170,700 cash security deposit provided for in Section 2 above, LESSEE may substitute an Irrevocable Letter of Credit negotiable on sight in the amount of $170,700, provided said Letter of Credit is issued by a commercial bank acceptable to LESSOR with a letter of credit paying office in the Boston, Massachusetts area; provides for payment to LESSOR immediately and on sight upon LESSOR’s delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under this lease or is otherwise permitted under this lease; terminates no earlier than two months after the termination of the lease; and is otherwise in a form acceptable to counsel for LESSOR. LESSOR shall serve LESSEE with written notice of its intention to draw on said Letter of Credit for any non-monetary default by LESSEE. In addition, LESSOR shall be entitled to draw on said Letter of Credit and hold the proceeds as a cash security deposit in the event LESSOR feels insecure about the continuing solvency of the issuing bank. Either the Letter of Credit or the cash security deposit for which it is being substituted shall be delivered to LESSOR upon LESSEE’s execution of this lease. If the cash security deposit is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a Letter of Credit that fully complies with this paragraph. LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with this Letter of Credit.
     HH. * LESSOR agrees to erect signage designating four parking spaces in front of the leased premises for short term visitor parking. LESSOR shall have no responsibility for enforcing said parking restriction.
     II. * LESSEE may install and maintain at LESSEE’s sole expense an illuminated exterior sign on the building in a location to be designated by LESSOR and in compliance with LESSOR’s design and construction standards and any and all ordinances, bylaws, and state and local building codes. In the event LESSEE fails to maintain said sign in good working order and condition, LESSOR may elect to have said sign repaired or removed from the building at LESSEE’s sole expense. In addition, prior to commencement of installation, LESSEE shall obtain all necessary permits and LESSOR’s written consent as to size, graphics, construction and the like.
     JJ. * In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the provisions of Section 20 herein, LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus all costs incurred by LESSOR in re-letting the premises. LESSOR shall use reasonable efforts to re-let the leased premises. LESSOR’s failure to re-let the leased premises despite LESSOR’s reasonable efforts shall not limit LESSEE’s liability hereunder.

12020630-RSY-14
RIDER TO LEASE
(Continued)
     KK. To the extent that compensation is unavailable under LESSEE’s business interruption or other insurance coverage, LESSEE shall receive a proportionate abatement of rent in the event that the leased premises are rendered substantially unusable for the purposes set forth in Section 3 for at least 10 business days as a result of LESSOR’s failure to maintain the structure and fire alarm, electrical, plumbing, HVAC and/or water systems to the extent they are LESSOR’s responsibility to maintain hereunder. This paragraph shall not apply, however, in the case of any interruption caused in any way by LESSEE or its employees or agents.
     LL. In the event LESSOR shall default in the performance of any of its obligations hereunder, and such default shall continue for 30 days after written notice thereof from LESSEE, or longer if the default cannot reasonably be cured in 30 days, and LESSOR commences to cure the default within the 30-day period but then fails to diligently proceed with a cure (or, in the event of an emergency, such shorter period as may be reasonable under the circumstances), then LESSEE shall have the right to perform such work or cure such default, and LESSOR shall promptly reimburse LESSEE for reasonable and necessary costs and expenses paid by LESSEE to any third party to cure such default.
     MM. LESSOR agrees to carry out its maintenance obligations under this lease in a good and workerlike manner.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ Douglas Stephens	By:	/s/ Colin Brenan

	Duly authorized		Duly authorized
Date:	1/21/03		Print Name:	Colin Brenan
Illegible

01030051-RSY-C
CUMMINGS PROPERTIES, LLC
STANDARD FORM
AMENDMENT TO LEASE # 1
     In connection with a lease currently in effect between the parties at 10-J and 10-K Gill Street Woburn, Massachusetts, executed on January 21, 2003 and terminating March 30, 2008 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and BioTrove, Inc., LESSEE, hereby agree, effective January 24, 2003, to amend said lease as follows:
1.	The location of the leased premises is hereby changed from 10-J and 10-K Gill Street to 12 Gill Street, Suite 4000, Woburn, Massachusetts. As a result of this relocation, the size of the leased premises is hereby increased to a new total of approximately 22,459 square feet (including 12% common area), as further shown on the mutually agreed upon plan and specifications dated January 24, 2003 attached hereto.

2.	Paragraph H of the Rider to Lease are hereby deleted and of no further force or effect, and LESSOR represents and warrants that the leased premises are not currently occupied by any other party and that no other party has a claim to possession of the leased premises or any portion thereof.

3.	Paragraph O of the Rider to Lease is hereby deleted and replaced by the following. LESSEE shall pay LESSOR $313,787.25 in rent upon LESSEE’s execution of this amendment, which payment shall be applied to the first seven months of the lease term.

4.	Paragraph X of the Rider to Lease is hereby deleted and replaced by the following. LESSOR shall provide LESSEE with certification in form and substance reasonably satisfactory to LESSEE that any used laboratory equipment that is incorporated into LESSOR’s work shall be clean of contamination.

5.	The mutually agreed upon plan and specifications attached hereto, dated January 24, 2003, shall be substituted for the plan and specifications dated January 14, 2003 attached to the lease and referred to in Paragraph J of the Rider to Lease. All references to “LESSOR’s work” in the Rider to Lease and this amendment shall refer to the attached plan and specifications dated January 24, 2003.

6.	LESSOR, at no further cost to LESSEE, shall provide up to 32 Trendway workstations for LESSEE’s use at the leased premises during the term of this lease, which shall be available for installation at the leased premises by LESSEE on or before the completion of LESSOR’s work. LESSEE shall be responsible for reimbursing LESSOR its costs and expenses for disassembling said workstations from their current location, and then LESSEE shall be responsible for the set-up, reinstallation and wiring of said workstations. LESSOR shall store the workstations at no charge to LESSEE during LESSOR’s work. LESSEE acknowledges that said workstations are now in good condition and repair, and LESSEE agrees to return said workstations to LESSOR in the same condition, reasonable wear and tear (only) excepted, upon vacating the leased premises.

7.	The parties acknowledge and agree that, as of the execution of this amendment, not all of the perimeter walls of the leased premises have been built. Accordingly, after completion of the modifications provided for herein, LESSOR shall carefully measure the entire leased premises, and if the size including common area does not equal the total number of square feet set forth in Section 1 of this amendment, LESSOR shall notify LESSEE in writing of the actual revised square footage, and said actual square footage shall be substituted for the figure in this amendment.

8.	Notwithstanding Section 14 of the lease, the control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. In all other respects, Section 14 shall remain unchanged.

9.	Notwithstanding Section 24 of the lease, a shared dumpster or compactor shall be provided by LESSOR, and LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any costs associated therewith.

10.	LESSOR hereby represents to LESSEE that the floor load capacity of the leased premises, including without limitation the deflection and vibration of the floor itself, is sufficient to accommodate the equipment set forth in the attached Exhibit A, in mutually agreed upon locations. In the event the floor load capacity is not sufficient, in the reasonable judgment of LESSEE’s engineer, LESSOR shall remediate the problem in order to reasonably accommodate said equipment at LESSOR’s expense. In the event LESSEE desires to install additional equipment in the future for which the floor load capacity is not sufficient then LESSOR at LESSEE’s expense shall reinforce the floor or LESSOR shall provide LESSEE with additional space elsewhere to house said equipment, which space shall be added to the leased premises on comparable terms.

11.	LESSEE shall have unrestricted access to the freight elevator in common with other occupants of the building during the term of the lease, subject to LESSOR’s reasonable rules and regulations. In the event any item of LESSEE’s cannot fit in the freight elevator, LESSEE, at LESSEE’s expense, shall have the right to remove a window and have its item loaded into the leased premises via crane or other method. LESSEE shall replace the window in a good and workerlike manner.
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 24th day of January, 2003.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ Douglas Stephens	By:	/s/ Tanya Kanigan

	Duly Authorized		Duly Authorized
11/2002	1/28/03		Print Name:	Tanya Kanigan

MANUFACTURING
SHIPPING / RECEIVING
INSTRUMENT RM
SHOWER
WASTE STORAGE
GENERAL STORAGE
MACHINE SHOP
RECEPTION
CONFERENCE / LIBRARY
OFFICE
BOARD RM
OPEN OFFICE AREA
SCREENING
CELL CULTURE
BIOMANUFACTURING
COOLER
STORAGE
MICROSCOPE RM
CHEMISTRY LAB
BREAK
FINAL PLANS
(Signature)

Lease Plan

BioTrove, Inc.

12 Gill Street, Woburn, MA

Cummings Properties

01040062-DRS-I
CUMMINGS PROPERTIES, LLC
STANDARD FORM
LEASE EXTENSION
     In connection with a lease currently in effect between the parties at 12 Gill Street, Suite 4000, Woburn, Massachusetts, fully executed on January 21, 2003 and terminating March 30, 2008, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and BioTrove, Inc., LESSEE, hereby agree, effective April 1, 2004, to amend said lease as follows:
1.	The lease is hereby extended for an additional term of one (1) year ending at noon on March 30, 2009.

2.	Base rent is hereby changed to six hundred fifty one thousand four hundred nine (651,409) dollars per year or $54,284.08 per month.

3.	The base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2003, which figure shall be compared with the figure for November 2004, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year.

[4.	THIS PARAGRAPH DOES NOT APPLY.]

5.	The lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five (5) years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party’s desire not to so extend the lease. The time for serving such written notice shall be not more than twelve months or less than six months prior to the expiration of the then current lease period. Time is of the essence.

6.	To the extent any inconsistency exists between this Lease Extension and the lease, including any prior amendments, the conditions contained herein shall control and supersede any earlier provisions. Neither the submission of this Lease Extension, nor the prospective acceptance of any increase in the security deposit, shall constitute a reservation of or option for the leased premises, it being expressly understood and agreed that this Lease Extension shall not bind either party in any manner whatsoever until it has been executed by both parties.

7.	The size of the leased premises is hereby increased by approximately 10,026 square feet (including 0.3% common area), with the addition of 10-R Gill Street as shown on the mutually agreed upon plan attached hereto (the “Attached Plan”). With this addition, the leased premises shall consist of approximately 22,585 square feet (including 12% common area) at 12 Gill Street and approximately 10,026 square feet (including 0.3% common area) at 10-R Gill Street.

8.	LESSEE agrees to take possession of 10-R Gill Street in “as is” condition, except LESSOR, at LESSOR’s cost, shall construct a demising wall for 10-R Gill Street, construct a loading dock as shown on the Attached Plan, and provide a 120V/208V, 200 AMP electrical service before or about the completion date of any alterations to be completed pursuant to the New Plan as defined in Section 12 below.

9.	* The parties acknowledge and agree that, as of the execution of this Lease Extension, not all of the perimeter walls of 10-R Gill Street have been built. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure 10-R Gill Street, and if the size including common area does not equal the number of square feet set forth above, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot for 10-R Gill Street used in this Lease Extension, and said actual square footage and adjusted rent shall be substituted for the figures herein.

10.	LESSOR, if requested to do so by LESSEE and at LESSEE’s sole expense, shall make alterations necessitated by LESSEE’s use of 10-R Gill Street according to a plan to be mutually agreed upon by both parties (the “New Plan”). Any such alterations shall be considered “non-building standard” for maintenance purposes pursuant to Section 10 of the lease. At LESSEE’s request, up to half of the charges for all alterations agreed to in advance and completed by LESSOR or LESSOR’s agents may be incorporated into the lease by separate amendment to be attached hereto, amortized with interest at nine percent per annum, and then paid for by LESSEE in the same manner as base rent which shall otherwise be due.

LEASE EXTENSION
(Continued)
11.	If LESSOR should make any alterations and amortize the cost thereof under the preceding paragraph, then LESSEE shall provide LESSOR with additional security, which may include a letter of credit, in an amount and form satisfactory to LESSOR and LESSOR’s counsel to ensure payment of all charges to be amortized.

12.	On or before the commencement date of a lease between LESSOR and a third party for all or part of the vacant space that is contiguous to 10-R Gill Street, LESSOR shall construct, at a charge to LESSEE of $14,000, the hallway shown as the hatched area on the Attached Plan. Prior to that date, LESSEE may use the additional egress for emergency purposes (only).

13.	Upon substantial completion of said hallway, the size of the leased premises shall be increased by approximately 385 square feet (including 0.3% common area), and the annual base rent shall be increased by $2,887.50.

14.	LESSOR, at its cost, may at any time, subject to LESSEE’s approval, which approval shall not be unreasonably withheld or delayed, relocate the additional egress and the hallway to a different location at 10 Gill Street, and the size of the leased premises and annual base rent shall be adjusted accordingly.

15.	LESSOR, at no further cost to LESSEE, shall make available an additional 35 used Trendway workstations for LESSEE’s use at the leased premises. LESSEE shall be responsible for the removal and disassembly of said workstations from their current location and for the reinstallation and wiring of said workstations at the leased premises. LESSEE acknowledges that said workstations are now in good condition and repair, and LESSEE agrees to return said workstations to LESSOR in the same condition, reasonable wear and tear (only) excepted upon vacating the leased premises.

16.	Nothing in this Lease Extension is intended to affect the $2,086.50 per month discount in Paragraph I of the Rider to Lease, provided LESSEE is not in default of the lease or in arrears of any rent or invoice payments.

17.	LESSEE shall pay LESSOR $11,000 to upgrade the existing electrical service in place from 200 AMPs to 600 AMPs on or before the completion date of the New Plan.
All other terms, conditions and covenants of the lease shall continue to apply. In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 3rd day of March, 2004.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ Dennis Clarke	By:	/s/ R. M. STODDARD
Duly Authorized Duly Authorized		Print Name: R. M. STODDARD
10/03

ADDITIONAL EGRESS DOOR

Lease Plan

BioTrove, Inc.

10-R Gill Street, Woburn, MA

Note:

1. LSF excludes the hatched area
2. LSF of hatched area: 385±

Cummings Properties

LSF:	LO/DD:	Date:
10,026±	DS	03-01-04

Scale:	Drawn:	Checked:	Revised:
1" = 20'-0"	AP	JT±

02030109-RSY-B
CUMMINGS PROPERTIES, LLC
STANDARD FORM
CONSENT AND WAIVER
     For valuable consideration, the receipt of which is hereby acknowledged, Cummings Properties. LLC, LESSOR, hereby consents to the security interest as provided hereinafter for the benefit of Oxford Finance Corporation LENDER, in connection with a lease executed on January 21, 2003 and terminating on March 30, 2008, at 12 Gill Street, Suite 4000, Woburn, Massachusetts between LESSOR and BioTrove, Inc., LESSEE, subject to the following provisions;
1.	LENDER represents that it has been granted a security interest by LESSEE in and to LESSEE’s goods, inventory, furniture and/or equipment (EQUIPMENT). LESSEE similarly represents that it has granted said security interest to LENDER.

2.	LESSOR agrees not to interfere with LENDER’s enforcement of its rights in and to the EQUIPMENT, including the removal of same if LENDER determines it necessary to do so. LENDER, however, shall pay LESSOR for any physical damage to the leased premises in any way caused by LENDER’s actions in this regard. LESSOR acknowledges receipt of $350 towards its expenses in connection with this consent, and LESSEE shall, upon LESSEE’s execution of this Consent and Waiver, pay any additional charges that may be due.

3.	LENDER also agrees to indemnify and hold LESSOR harmless from any and all liability, damages and claims in any way associated with LENDER’s actions and LENDER’s enforcement of its rights in connection with its security interest.

4.	LENDER further agrees to provide LESSOR with a copy of any UCC financing statement and/or UCC termination statement relating to the EQUIPMENT upon the filling of same.

5.	LESSOR’s consent as stated in this agreement shall not serve to alter or modify any aspect of the lease. Specifically, all leasehold improvements or alterations, including but not limited to those items referred to in Section 27 of the lease, shall remain a part of the leased premises and may not be removed at any time.

6.	If LENDER exercises its right under its security interest, LENDER agrees to assume LESSEE’s obligations under the lease including payment to LESSOR of the then current rental rate for use and occupancy of the leased premises, from the date on which LENDER takes possession to the date on which the leased premises are completely vacated and surrendered to LESSOR in proper condition as provided in the lease.

7.	This agreement shall inure to the benefit of LESSOR, LESSEE and LENDER, respectively, their successors and assigns, and shall be binding upon LESSOR, LESSEE and LENDER, respectively, and their successors and assigns.

8.	In the event that LESSOR holds a security interest in the EQUIPMENT, LESSOR and LENDER agree that their respective security interests shall have the same priority status.

[9.	THIS PARAGRAPH DOES NOT APPLY.]

[10.	THIS PARAGRAPH DOES NOT APPLY.]
     In Witness Whereof LESSOR, LESSEE and LENDER have hereunto set their hands and common seals this 28TH day of March, 2003.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ Douglas Stephens	By:	/s/ Robert Stoddard

	Duly Authorized		Duly Authorized
	4/7/03	Print Name:	ROBERT STODDARD

LENDER: OXFORD FINANCE CORPORATION

		By:	/s/ Michael J. Altenburger, CFO

Duly Authorized
		Print Name:	Michael J. Altenburger

03040 210-JTH-1
CUMMINGS PROPERTIES, LLC
STANDARD FORM
AMENDMENT TO LEASE # 2
     In connection with a lease currently in effect between the parties at 12 Gill Street, Suite 4000 and 10-R Gill Street, Woburn, Massachusetts, fully executed on January 21, 2003 and terminating March 30, 2009, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and BioTrove, Inc., LESSEE, hereby agree, effective June 1, 2004, to amend said lease as follows:
1.	Base rent is hereby changed to six hundred fifty nine thousand two hundred seventy three (659,273) dollars per year or $54,939.41 per month.

2.	The base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2003, which figure shall be compared with the figure for November 2004, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year.

[3.	THIS PARAGRAPH DOES NOT APPLY.]

4.	The size of the leased premises at 10-R Gill Street (“10-R”) is hereby increased by approximately 322 square feet (including .3% common area), from approximately 10,026 square feet (including .3% common area), to a new total of approximately 10,348 square feet (including .3% common area) with the addition of the cross-hatched area and a pro-rata share of the common electric room and shared vestibule shown on the mutually agreed upon plan attached hereto (the “New Plan” referred to in Section 10 of the Lease Extension dated March 3, 2004 (“the March Extension”)). The leased premises shall now consist of approximately 22,585 square feet (including 12% common area) at 12 Gill Street, Suite 4000 and approximately 10,348 square feet (including 0.3% common area) at 10-R. Section 13 of the March Extension shall continue to apply.

5.	LESSOR, at LESSOR’s cost, shall modify 10-R (only) according to the New Plan before or about 60 days following full execution of this amendment.

6.	If for any reason other than delay requested or caused by LESSEE (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s work, any delay in LESSEE providing information to LESSOR for any permits or plans, and/or any interference by LESSEE or LESSEE’s contractor with LESSOR’s work), LESSOR does not substantially complete, except for punch list items, the modifications shown on the New Plan as provided in Section 5 above, then LESSEE shall be entitled to a rent abatement of $201.25 per month, to be apportioned for any partial month, from June 1, 2004 until LESSOR substantially completes its work, but in no case beyond August 31, 2004. This abatement of rent shall be LESSEE’s sole remedy for any delay by LESSOR in completing its work.

7.	Notwithstanding Section 10 of the March Extension, the parties acknowledge and agree that charges totaling $26,340, comprised of the $14,000 and $11,000 charges referred to in Sections 12 and 17 of the March extension and a $1,340 charge for installation of two exterior windows, as shown on the New Plan, have been amortized without interest and incorporated into the rent provided for in Section 1 above.

8.	The parties acknowledge and agree that, as of the execution of this amendment, not all of the perimeter walls of 10-R as increased herein have been built. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure 10-R, and if the size including common area does not equal the number of square feet set forth above, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used for 10-R in this amendment, and said actual square footage and adjusted rent shall be substituted for the figures herein.

9.	LESSOR, if requested to do so by LESSEE, and at LESSEE’s sole expense, shall install one handicap ramp, in accordance with LESSOR’s building standard specifications, to serve 10-R and the adjoining premises. LESSOR agrees there shall be no rent increase resulting from LESSEE’s non-exclusive use of the outside area for said ramp.

AMENDMENT TO LEASE #2
(Continued)
10.	Paragraph CC of the Rider to Lease is hereby deleted and the following shall now apply. Notwithstanding the provisions of Sections 1 and 2 above, annual base rent during the option terms shall be recalculated at LESSOR’s published annual rental rate less two dollars per square foot as of the commencement of the applicable option term for similar space, but shall in no case be less than the annual base rent, plus all “Cost of Living” adjustments, that would otherwise be in effect as of the commencement of the applicable option term. The base month from which to determine the amount of each “Cost of Living” adjustment during the first option term shall then be changed to January 2009, the “comparison” month shall be changed to November 2009, and the first adjustment during the first option term shall take place with the rent due on January 1, 2010. The base month from which to determine the amount of each “Cost of Living” adjustment during the second option term shall be changed to January 2012, the “comparison” month shall be changed to November 2012, and the first adjustment during the second option term shall take place with the rent due on January 1, 2013. Section 1 of the lease shall continue to apply in all other respects during the option terms.

11.	Section 5 of the March Extension is hereby deleted and of no further force or effect.

12.	The provisions of Paragraphs W and Z of the Rider to Lease shall not only apply prior to the termination of the lease, but also prior to LESSEE’s relocation from and/or relinquishment of all or any portion of the leased premises. Time is of the essence.

13.	Section 8 of Amendment to Lease #1 is hereby deleted and the following shall now apply. Notwithstanding Section 14 of the lease, the control of snow and ice on all walkways, steps, loading areas and all other areas not readily accessible to plows serving 12 Gill Street (only) shall be the sole responsibility of LESSOR. In all other respects, said Section 14 shall remain unchanged.

14.	Section 9 of Amendment to Lease #1 is hereby deleted and the following shall now apply. Notwithstanding Section 24 of the lease, a shared dumpster or compactor shall be provided by LESSOR at 12 Gill Street (only), and LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any costs associated therewith. In all other respects, said Section 24 shall remain unchanged.

15.	Prior to the lease termination or any future relocation to another facility of LESSOR (only), LESSEE may remove telephone equipment supplied and installed by LESSEE, provided LESSEE has satisfactorily complied with all other conditions of this lease. LESSEE must repair any damage resulting from such removal, restore the leased premises to their condition prior to the installation of said equipment and remove or label, in accordance with all applicable building and electrical codes, all wiring and cabling used by LESSEE. LESSEE must complete all such removal, repair, restoration and other work prior to the termination or relocation date. Time is of the essence.
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 18th day of June, 2004.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ Alan T. Barber

	Duly Authorized		Duly Authorized
		Print Name:	Alan T. Barber, CFO

(For illustrative purposes only)
Sloped walkway with landscaping for HP access.
Shared Vestibule
COMMON ELECTRIC ROOM
CROSS BRACE
Building standard 8'-0" wide windows.
Existing steel studs to remain.
line of Mezzanine above
ADDITIONAL EGRESS DOOR
FINAL PLANS
(Signature)

Lease Plan
BioTrove, Inc.
10-R Gill Street, Woburn, MA

Note:
1. LSF does include the cross hatched area of 291±LSF and share of Common Electric Room and Vestibule.
2. LSF does not include the hatched area of 385±LSF.

Cummings Properties
200 West Cummings Park, Woburn, MA 781-935-8000

LSF: 10,348±	LO/DO: DS		Date: 03-01-04
Scale: 1" = 20'-0"	Drawn: TAH	Checked: JT±	Revised: 06-09-04

- All dimensions are approximate.
- CPL standard construction unless otherwise noted.
- All finishes to remain as is unless otherwise noted.
- Furnishings are shown for illustrative purposes only.
- No representation is made as to the suitability of this design for lessee's use or occupancy.

06040385-ESA-A
CUMMINGS PROPERTIES, LLC
STANDARD FORM
AMENDMENT TO LEASE # 3
     In connection with a lease currently in effect between the parties at 12 Gill Street, Suite 4000 and 10-R Gill Street, Woburn, Massachusetts, fully executed on January 21, 2003, and terminating March 30, 2009, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and BioTrove, Inc., LESSEE, hereby agree, effective July 1, 2004, to amend said lease as follows:
1.	Base rent is hereby changed to six hundred sixty thousand nine hundred fourteen (660,914) dollars per year or $55,076.16 per month.

2.	LESSOR, at LESSOR’s expense, shall install one sloped walkway entrance, in accordance with the attached Additional Work Authorization dated June 10, 2004 and the mutually agreed upon plan attached hereto, to serve 10-R Gill Street and the adjoining premises. Upon completion of these modifications, LESSEE agrees that LESSOR’ will have fulfilled its obligations under Section 9 of Amendment to Lease #2.
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 6th day of July 2004.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ Alan T. Barber

	Duly Authorized		Duly Authorized
		Print Name:	Alan T. Barber, CFO

04050236-PLC-A
CUMMINGS PROPERTIES, LLC
STANDARD FORM
AMENDMENT TO LEASE # 4
     In connection with a lease currently in effect between the parties at 12 Gill Street, Suite 4000, and 10-R Gill Street, Woburn, Massachusetts, fully executed on January 21, 2003 and terminating March 30, 2009, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Biotrove, Inc., LESSEE, hereby agree, effective upon full execution, to amend said lease as follows:
1.	* LESSOR shall designate from time to time a specific area at or near the leased premises for use by LESSEE for the overnight parking of up to a maximum of one car, van, or small pickup truck. LESSEE shall be solely responsible for any snow removal for this area. LESSOR may tow, at LESSEE’s sole risk and expense, any vehicles not parked in designated overnight areas or any vehicles parked overnight in excess of the permitted number. Notwithstanding this limit, LESSEE may park additional vehicles beyond the permitted number in the designated overnight parking area upon prior written approval of LESSOR, which approval shall be granted or denied at LESSOR’s sole discretion, and upon such other or further terms and conditions as LESSOR may determine. If LESSEE fails to comply with the requirements of this paragraph or repeatedly exceeds the maximum vehicles permitted, LESSOR may terminate this overnight parking provision with five days’ written notice.
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 14th day of April 2005.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOTROVE, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ Robert H. Ellis
	Duly Authorized		Duly Authorized
	4/20/05	Print Name:	Robert H. Ellis
		Title:	CEO & President

ADDITIONAL WORK AUTHORIZATION
CUMMINGS PROPERTIES, LLC
200 WEST CUMMINGS PARK, WOBURN, MA 01801
781-935-8000 — fax 781-935-1990

CUSTOMER NAME		DATE	[ILLEGIBLE]
BioTrove		06-10-04
STREET	CITY	STATE
12 Gill Street, Suite 4000	Woburn	MA
ATTENTION	PHONE	FAX
Alan Barber	781-721-3600	784-721-3601
Provide labor and materials to execute the following scope of work at 10-R Gill Street:
See attached [ILLEGIBLE] plan dated 06-10-04

1.	Construct sloped walkway with landscaping includes:
•	Revised installation of storefront door system to allow door to open on to walkway.
(Included in Lease Agreement)

•	Cutting of asphalt to allow for landscaping drainage.
(Included in Lease Agreement)

•	Removal of additional asphalt to accommodate revised planting beds and walkway.

•	Layout of fill and soil to raise surface of walkway and planting beds.

•	Framing of sloped walkway (approx. 60 LF of run four feet wide) and form removal after concrete pour.

•	Installation of approx. 10 LF of additional cast-in-place concrete curbing.

•	Installation of rebar or welded wire mesh, pouring of approx. 5 yards of concrete, screening of concrete surface, control joints and broom finish of walkway surface.

•	Installation of additional 42”high metal guardrail at top of walkway and additional handrail at egress stairs from loading dock (due to layout of walkway).

•	Extension of exterior roof drain leader from current location to french drain at adjacent suite.

•	Installation of approx. 10 to 13 additional shrubs and other perennial plantings in mulched landscaping beds.

•	Installation of 4”dia. steel bollard filled with concrete at bottom of loading dock egress stairs.

•	Striping of walkway and two standard parking spaces

•	Designation of HP parking across parking lot including signage for HP parking.
Note: Upon Customer’s full payment of Electrical upgrade AWA dated 5/18/04, Cost:___[ILLEGIBLE]
[ILLEGIBLE]

•	No representation is made as to the suitability of above work for Customer’s use or occupancy.

•	Customer to remove furniture and equipment from the work area.

•	Customer acknowledges that the above work or revisions from previously approved plans may cause a delay beyond any [ILLEGIBLE] scheduled completion date.

•	This quote is valid for 30 days from the date of issue. If space is unoccupied on date of issue, prices may increase [ILLEGIBLE]. Above work is to be accomplished during normal working hours or during prearranged overtime at additional [ILLEGIBLE] price includes sales tax.

•	Payment is due upon the Customer’s execution of this authorization.

•	Customer acknowledges that the work described herein shall be considered non-building standard under the terms [illegible] lease [illegible] shall be maintained by Customer following installation, unless otherwise noted.

Accepted by:	/s/ Alan T. Barber	Date:	6/22/04
Duly Authorized
	PRINTED NAME: Alan T. Barber	TITLE:

[ILLEGIBLE]

FINAL PLANS

(Signature)

Proposed layouf is subject to approval by local permitting authorities.

Landscaping and curb
Sloped concrete walkway (1:20).
Parking spaces
Striped walkway
Bollard
DN
DN

AWA
BioTrove
10-R Gill Stret, Woburn, MA.

Cummings Properties
200 West Cummings Park, Woburn, MA. 781-935-8000

W.O. #:	LO/OO: JH		Date: 06-10-04
Scale: 1/8"=1'-0"	Drawn: TAH	Checked:	Revised:

- All dimensions are approximate.
- CPL standard construction unless otherwise noted.
- All finishes to remain as is unless otherwise noted.
- Furnishings are shown for illustrative purposes only.
- No representation is made as to the suitability of this design for lessee's use or occupancy.

CMPI-CAD\SUBURBAN\WOBURN\10GILL\LPP\BIOTROVE\AWa plans\BioT-walkway-06-10-04.dwg